EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-160735 on Form S-3, and in Registration Statement Nos. 333-76420, 333-99049, 333-125206, 333-130685, 333-164614, and 333-167770 on Form S-8 of our reports dated February 22, 2012, relating to the financial statements and financial statement schedules of TrueBlue, Inc., and the effectiveness of TrueBlue, Inc.'s internal control over financial reporting, appearing in this Annual Report on Form 10-K of TrueBlue, Inc. for the fiscal year ended December 30, 2011.

/s/ Deloitte & Touche LLP

Seattle, Washington
February 22, 2012